Exhibit 99.3

Jerry Grizzle, Chairman Board of Directors
Robin Waters-Jacob, CFO
AMS Health Sciences Inc.
711 N.E. 39th street
Oklahoma City, OK  73105                                                                                                           NOVEMBER 14, 2007

Good Morning,

As a member of the AMS Health Sciences Inc. Board of Directors and Audit Committee it is now clear that disagreements exist, in particular the independent council unanimously approved and selected by the Audit Committee members will not be engaged or retained on behalf of the Audit Committee by AMS Health Sciences Inc.  I was advised November 13, 2007 by selected independent council that retainer payment had been refused by AMS Health Sciences Inc.  In addition as of this date I have not approved in any form as an Audit Committee or Board of Directors member the September 30, 2007 Financial’s, 10-QSB or Press Release of AMS Health Sciences Inc. or its affiliates.
I hereby resign from all positions at AMS Health Sciences Inc. including the Board of Directors and Audit Committee effective November 14, 2007.

Sincerely,

/s/ Ronald Smith
Ronald Smith
4101 Nasmyth Drive
Plano, TX  75093